 Exhibit 10.4
SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT (this “Agreement”), dated as of May 8, 2020, among the purchasers signatory to the Securities Purchase Agreement (as defined below) (together with its respective successors and assigns, including, any future holder of Senior Debt (as defined below), the “Senior Creditors”), KORR Value L.P. (collectively, the “Subordinated Creditors” and each, individually, a “Subordinated Creditor”), and GoIP Global, Inc., a Colorado corporation (the “Company”).

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 8, 2020 (as amended and in effect from time to time, including any replacement agreement therefor, the “Securities Purchase Agreement”), among the Company and the Senior Creditors, the Senior Creditors has extended credit to the Company as evidenced by certain Senior Secured Convertible Notes due May 8, 2021 in the aggregate principal amount of $3,000,000.00 issued by the Company to the Senior Creditors (together with any notes issued in exchange therefor or replacement thereof or any additional investment made by the Senior Creditors and as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Senior Notes”); and

WHEREAS, each Subordinated Creditor has extended or agreed to extend credit to the Company pursuant to certain promissory notes, dated on or about the date hereof, issued by the Company in favor of such Subordinated Creditor (as amended with the consent of the Senior Creditors as provided herein and in effect from time to time, collectively, the “Subordinated Agreements” and each, individually, a “Subordinated Agreement”); and

WHEREAS, in order to induce the Senior Creditors to purchase Senior Notes and otherwise extend credit to the Company pursuant to the Securities Purchase Agreement, the Company and the Subordinated Creditors have agreed to enter into this Agreement with and the Senior Creditors.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Terms not otherwise defined herein have the same respective meanings given to them in the Securities Purchase Agreement. In addition, the following terms shall have the following meanings:

“Senior Debt” shall mean all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Securities Purchase Agreement, the Senior Notes or any of the other Transaction Documents or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Senior Creditors (including without limitation, the Senior Creditors’ respective successors, assigns and participants). Without limiting any term contained in the immediately preceding sentence, Senior Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against any Credit Party of any petition under any Bankruptcy Law regardless of whether the Senior Creditors’ claim therefor is allowed or allowable in the case or proceeding relating thereto.

“Subordinated Debt” shall mean all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement and indemnity obligations of the Company to each Subordinated Creditor created or evidenced by the applicable Subordinated Agreement or any prior, concurrent or subsequent guaranty, notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto executed and delivered by the Company in favor of such Subordinated Creditor.

“Subordinated Documents” shall mean collectively, the Subordinated Agreements and any and all other guaranties and security interests, mortgages and other liens directly or indirectly guarantying or securing any of the Subordinated Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Debt, whether now existing or hereafter created, copies of which Subordinated Documents are attached hereto as Exhibit A.

2. General. The Subordinated Debt and any and all Subordinated Documents shall be and hereby are subordinated and the Company is not permitted to pay, and no Subordinated Creditor is permitted to receive, any payment on its Subordinated Debt until the full and final payment in cash of the Senior Debt, whether now or hereafter incurred or owed by the Company. Notwithstanding the immediately preceding sentence, the Company shall be permitted to pay, and each Subordinated Creditor shall be permitted to receive,

3. Enforcement. No Subordinated Creditor will take or omit to take any action or assert any claim with respect to its Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, no Subordinated Creditor will assert, collect or enforce its Subordinated Debt or any part thereof or take any action to foreclose or realize upon its Subordinated Debt or any part thereof or enforce any of its Subordinated Documents except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. Until the Senior Debt has been finally paid in full in cash, no Subordinated Creditor shall have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Company or any guarantor of or provider of collateral security for the Senior Debt. Each Subordinated Creditor further waives any and all rights with respect to marshalling.

4. Payments Held in Trust. No Subordinated Creditor will hold in trust and immediately pay over to the Senior Creditors in the same form of payment received, with appropriate endorsements, for application to the Senior Debt any cash amount that the Company pays to such Subordinated Creditor with respect to its Subordinated Debt, or as collateral for the Senior Debt any other assets of the Company that such Subordinated Creditor may receive with respect to its Subordinated Debt, except with respect to payments expressly permitted pursuant to Section 2. The Senior Creditors is irrevocably authorized to supply any required endorsement or assignment which may have been omitted.

5. Evidence of Subordination. The Company and each Subordinated Creditor shall make appropriate notations in their books to show the subordinate character of all applicable Subordinated Debt which may now or hereafter be carried on open account. Until the Senior Debt has been indefeasibly paid in full, the Company shall not issue any instrument, security or other writing evidencing any part of its Subordinated Debt except as described in this Section 5 or at the request of and in the manner requested by the Senior Creditors; and no Subordinated Creditor shall subordinate any part of its Subordinated Debt except to or in favor of the Senior Creditors.

6. Defense to Enforcement. If any Subordinated Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Company, then the Company may interpose as a defense or plea the making of this Agreement, and the Senior Creditors may intervene and interpose such defense or plea in its name or in the name of the Company. If any Subordinated Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of its Subordinated Debt or enforce any of its Subordinated Documents, then the Senior Creditors or the Company may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Senior Creditors or in the name of the Company. If any Subordinated Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets of the Company as a result of any administrative, legal or equitable actions, or otherwise, such Subordinated Creditor agrees forthwith to pay, deliver and assign to the Senior Creditors with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

7. Bankruptcy, Etc.

(a) Until all Senior Debt shall have been indefeasibly paid in full in cash, no Subordinated Creditor will commence or join with any other creditor or creditors of the Company in commencing any bankruptcy, reorganization or insolvency proceedings against the Company.

(b) At any meeting of creditors of the Company or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company or its businesses, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Company for relief under any bankruptcy law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Senior Creditors is hereby irrevocably authorized on behalf of each Subordinated Creditor at any such meeting or in any such proceeding:

(i) to enforce claims comprising the Subordinated Debt either in its own name or in the name of such Subordinated Creditor, by proof of debt, proof of claim, suit or otherwise;

(ii) to receive or collect any cash or other assets of the Company distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Senior Creditors elects to effect, until all of the Senior Debt shall have been paid in full in cash, rendering to such Subordinated Creditor any surplus to which such Subordinated Creditor is then entitled;

(iii) to vote claims comprising the Subordinated Debt, to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(iv) to take generally any action in connection with any such meeting or proceeding which such Subordinated Creditor might otherwise take.

8. Lien Subordination.

(a) The Subordinated Debt shall be unsecured and the Company shall not grant any Liens to secure any of the Subordinated Debt. To the extent any Lien is ever granted, the Senior Debt, the Securities Purchase Agreement and the other Transaction Documents and any and all other documents and instruments evidencing or creating the Senior Debt and all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing the Senior Debt or any part thereof shall be senior to the Subordinated Debt and the Subordinated Documents irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof. Each Subordinated Creditor hereby agrees, upon request of the Senior Creditors at any time and from time to time, to execute such other documents or instruments as may be requested by the Senior Creditors further to evidence of public record or otherwise the senior priority of the Senior Debt as contemplated hereby. Each Subordinated Creditor further agrees to maintain on its books and records such notations as the Senior Creditors may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Senior Creditors hereunder.

(b) Each Subordinated Creditor agrees that, within two (2) days following the Senior Creditors’s written request therefor, such Subordinated Creditor will execute, deliver and file any and all such termination statements, mortgage discharges, lien releases and other agreements and instruments as the Senior Creditors reasonably deems necessary or appropriate in order to give effect to the preceding sentence. Each Subordinated Creditor hereby irrevocably appoints the Senior Creditors, and its successors and assigns, and their respective officers, with full power of substitution, the true and lawful attorney(s) of such Subordinated Creditor for the purpose of effecting any such executions, deliveries and filings if and to the extent that such Subordinated Creditor shall have failed to perform such obligations pursuant to the foregoing provisions of this Section 8(b) within such period.

9. Senior Creditors’ Freedom of Dealing. Each Subordinated Creditor agrees, with respect to the Senior Debt and any and all collateral therefor or guaranties thereof, that the Company and the Senior Creditors, as applicable, may agree to increase the amount of the Senior Debt or otherwise modify, in any respect whatsoever, the terms of any of the Senior Debt, and the Senior Creditors may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Company and all other Persons, in each case without the consent of such Subordinated Creditor or the Company and without affecting the agreements of such Subordinated Creditor or the Company contained in this Agreement; provided, however, that nothing contained in this Section 9 shall constitute a waiver of the right of the Company itself to agree or consent to a settlement or compromise of a claim which the Senior Creditors may have against the Company. To the extent any Senior Creditors sells or assigns any of its Senior Debt, each Subordinated Creditor agrees to execute and deliver any and all documents and/or agreements reasonably requested by such Senior Creditors to reflect the continued subordination by such Subordinated Creditor of its Subordinated Debt in favor of such purchaser or assignee of such Senior Debt.

10. Modification or Sale of the Subordinated Debt. No Subordinated Creditor will, at any time while this Agreement is in effect, modify any of the terms of any of its Subordinated Debt or any of its Subordinated Documents; nor will such Subordinated Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of its Subordinated Debt unless such Subordinated Creditor provides prior written notice of such event to the Senior Creditors and the person or entity acquiring such interest in such Subordinated Debt enters into a subordination agreement with the Senior Creditors in the form of this Agreement along with any other documents and/or agreements reasonably requested by the Senior Creditors. Any transfer in violation of this Agreement shall be void ab initio.

11. Company’s Obligations Absolute. Nothing contained in this Agreement shall impair, as between the Company and any Subordinated Creditor, the obligation of the Company to pay to such Subordinated Creditor all amounts payable in respect of its Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent such Subordinated Creditor (except as expressly otherwise provided in Section 3 or Section 6) from exercising all rights, powers and remedies otherwise permitted by its Subordinated Documents and by applicable law upon a default in the payment of its Subordinated Debt or under its Subordinated Documents, all, however, subject to the rights of the Senior Creditors as set forth in this Agreement.

12. Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and agreements of each Subordinated Creditor and the Company hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full in cash and such full payment and satisfaction shall be final and not avoidable. To the extent that the Company or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from the Senior Creditors, an Event of Default shall be deemed to have existed and to be continuing under the Securities Purchase Agreement from the date of the Senior Creditors’ initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to the Senior Creditors. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to all of the Subordinated Debt. To the extent that any Subordinated Creditor has received any payments with respect to its Subordinated Debt subsequent to the date of the Senior Creditors’ initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, such Subordinated Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the such Senior Creditors, and such Subordinated Creditor hereby agrees to pay to the Senior Creditors, upon demand, the full amount so received by such Subordinated Creditor during such period of time to the extent necessary fully to restore to the Senior Creditors the amount of such Voided Payment. Upon the payment and satisfaction in full in cash of all of the Senior Debt, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

13. Specific Performance. The Senior Creditors is hereby authorized to demand specific performance of this Agreement, whether or not the Company shall have complied with the provisions hereof applicable to it, at any time when any Subordinated Creditor shall have failed to comply with any provision hereof. Each Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Senior Creditors. Except as required hereunder or under any of the other Transaction Documents, each Subordinated Creditor further waives presentment, notice and protest in connection with all negotiable instruments evidencing Senior Debt to which it may be a party, notice of the acceptance of this Agreement by the Senior Creditors, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Agreement or the Senior Debt.

14. Representations and Warranties. Each Subordinated Creditor represents and warrants as follows:

(a) Such Subordinated Creditor which is not an individual is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or limited liability company, as applicable, power and authority to enter into and perform this Agreement.

(b) The execution, delivery and performance by such Subordinated Creditor of this Agreement and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate or limited liability company, as applicable, action (except in the case of individual Subordinated Creditors), and (ii) do not (A) contravene such Subordinated Creditor’s constituent documents, if applicable, (B) violate any requirement of law to which such Subordinated Creditor is subject, or (C) conflict with or result in the breach of, or constitute a default under, any contractual obligation binding on such Subordinated Creditor.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by such Subordinated Creditor of this Agreement.

(d) This Agreement has been duly executed and delivered by such Subordinated Creditor. This Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms.

15. Accuracy of Representations and Warranties. If any representation or warranty contained herein shall prove to have been materially false when made or in the event of any breach by the Company or any Subordinated Creditor in the performance of any of the terms hereof, the Senior Creditors may, at their option, declare all Senior Debt to be due and payable, without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed.

16. Additional Documents. The Company and each Subordinated Creditor shall execute and deliver to the Senior Creditors such further instruments and shall take such further action as the Senior Creditors may at any time or times request in order to carry out the provisions and intent of this Agreement.

17. Legends. Any instrument or agreement evidencing the Subordinated Debt shall specifically provide by an appropriate legend conspicuously placed thereon that payment of any and all amounts thereunder has been subordinated to prior payment of Senior Debt in the manner and to the extent set forth in this Subordination Agreement.

18. Notices. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing or telecopied, delivered or mailed by registered or certified mail, postage prepaid, as follows:

(a)           if to a Senior Creditors or the Company, at the address set forth in the Securities Purchase Agreement; and

(b)           if to the Subordinated Creditor, at:

KORR Value, LP
1400 Old Country Road
Westbury New York 11590

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (x) the third day following deposit thereof in the U.S. mail or (y) receipt by the party to whom such notice is directed.

19. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

20. Waiver of Jury Trial. EACH OF THE SUBORDINATED CREDITORS AND THE COMPANY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE ACTIONS OF THE SENIOR CREDITORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

21. Personal Jurisdiction.

(a) Each of the Subordinated Creditors and the Company irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or any of the agreements, documents or instruments delivered in connection herewith or therewith. To the fullest extent permitted by applicable law, each of the Subordinated Creditors irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Nothing in this Section 21 shall affect the right of the Senior Creditors to serve process in any manner permitted by law, or limit any right that the Senior Creditors may have to bring proceedings against any Subordinated Creditor or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

22. Expenses. Each of the Subordinated Creditors and the Company jointly and severally agree to pay upon demand to any of the Senior Creditors the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of their counsel and of any experts or agents, which any Senior Creditors may incur in connection with the exercise or enforcement of any of the rights of any Senior Creditors hereunder.

23. Miscellaneous. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or pdf shall be effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought. The Senior Creditors may, in their sole and absolute discretion, waive any provisions of this Agreement benefiting the Senior Creditors; provided, however, that such waiver shall be effective only if in writing and signed by the Senior Creditors and shall be limited to the specific provision or provisions expressly so waived. This Agreement shall be binding upon the successors, assigns and participants of each Subordinated Creditor and the Company and shall inure to the benefit of the Senior Creditors and its respective successors, assigns and participants, any purchaser or purchasers refunding or refinancing any of the Senior Debt and their respective successors, assigns and participants, but shall not otherwise create any rights or benefits for any third party.

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first above written.

MT. WHITNEY SECURITIES, LLC

By:
Name:
Title:

ARENA ORIGINATING CO., LLC

By:
Name:
Title:

ARENA SPECIAL OPPORTUNITIES FUND, LP

By:
Name:
Title:

ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP

By:
Name:
Title:

GOIP GLOBAL, INC.

By:
Name:
Title:

KORR VALUE, LP By: KORR Acquisitions Group, Inc., its General Partner

By:
Name:
Title: